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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference and inclusion in this registration statement of our reports dated February 7, 1995 on the financial statements of Red Lion, a California Limited Partnership, as of and for the two years ended December 31, 1994 included in this registration statement and in Red Lion Hotels, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon
September 27, 1996